[LOGO OMITTED] Countrywide(R)                             Final Term Sheet for
-----------------------------                             CWHEQ Revolving Home
SECURITIES CORPORATION                                      Equity Loan Trust,
A Countrywide Capital Markets Company                            Series 2006-A
------------------------------------------------------------------------------




                              ABS New Transaction

                               Final Term Sheet
                               ----------------

                                 $800,000,000
                                 (Approximate)

                                  CWHEQ, Inc.
                                   Depositor


                    CWHEQ REVOLVING HOME EQUITY LOAN TRUST,
                                 Series 2006-A
                                Issuing Entity


                    Revolving Home Equity Loan Asset Backed
                             Notes, Series 2006-A



                         [LOGO OMITTED] Countrywide(R)
                                  HOME LOANS
                          Sponsor and Master Servicer

[LOGO OMITTED] Countrywide(R)                             Final Term Sheet for
-----------------------------                             CWHEQ Revolving Home
SECURITIES CORPORATION                                      Equity Loan Trust,
A Countrywide Capital Markets Company                            Series 2006-A
------------------------------------------------------------------------------


The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SECURITIES AND EXCHANGE COMMISSION WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The issuer of the securities has not prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.






THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                             Final Term Sheet for
-----------------------------                             CWHEQ Revolving Home
SECURITIES CORPORATION                                      Equity Loan Trust,
A Countrywide Capital Markets Company                            Series 2006-A
------------------------------------------------------------------------------


                                                   Prepared: February 25, 2006


                          $800,000,000 (Approximate)

                Revolving Home Equity Loan Trust, Series 2006-A

         REVOLVING HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 2006-A
         ------------------------------------------------------------


========== ================== ================ ============== ========================== ======================== ================

  Class       Approximate        Note Rate           WAL        Payment Window (Months)        Last Scheduled         Expected
              Amount (1)                           (Years)           Call/Mat (2)               Payment Date            Rating
                                                Call/Mat (2)                                                        (S&P/Moody's)
---------- ------------------ ---------------- -------------- -------------------------- ------------------------ ----------------
    A        $700,800,000     LIBOR + 0.19(3)   2.01 / 2.17       1 - 66 / 1 - 135             April 2032            AAA / Aaa

---------- ------------------ ---------------- -------------- -------------------------- ------------------------ ----------------
   A-IO     [SCHEDULE] (4)          (5)         0.48 / 0.48              N/A                       N/A               AAA / Aaa

---------- ------------------ ---------------- -------------- -------------------------- ------------------------ ----------------
   M-1        $22,000,000     LIBOR + 0.40(3)   4.29 / 4.62      42 - 66 / 42 - 106            April 2031            AA+ / Aa1
---------- ------------------ ---------------- -------------- -------------------------- ------------------------ ----------------
   M-2        $21,200,000     LIBOR + 0.42(3)   4.21 / 4.51      40 - 66 / 40 - 101            March 2031             AA / Aa2
---------- ------------------ ---------------- -------------- -------------------------- ------------------------ ----------------
   M-3        $13,200,000     LIBOR + 0.44(3)   4.15 / 4.42       39 - 66 / 39 - 94           February 2031          AA- / Aa3
---------- ------------------ ---------------- -------------- -------------------------- ------------------------ ----------------
   M-4        $12,400,000     LIBOR + 0.54(3)   4.11 / 4.34       39 - 66 / 39 - 88           December 2030           A+ / A1
---------- ------------------ ---------------- -------------- -------------------------- ------------------------ ----------------
   M-5        $11,600,000     LIBOR + 0.58(3)   4.08 / 4.24       38 - 66 / 38 - 81           October 2030             A / A2
---------- ------------------ ---------------- -------------- -------------------------- ------------------------ ----------------
   M-6        $10,400,000     LIBOR + 1.00(3)   4.04 / 4.07       37 - 66 / 37 - 72             May 2030              A- / A3
---------- ------------------ ---------------- -------------- -------------------------- ------------------------ ----------------
    B         $8,400,000      LIBOR + 2.00(3)   3.57 / 3.57       37 - 59 / 37 - 59             June 2029           BBB+ / Baa1
---------- ------------------ ---------------- -------------- -------------------------- ------------------------ ----------------

  Total    $800,000,000 (6)
========== ================== ================ ============== ========================== ======================== ================

(1)  Subject to a permitted variance of +/- 5%.
(2) Based on a collateral prepayment assumption of 40.00% CPR and a 10.00% draw rate, and a settlement date of February 27, 2006.
(3)  Subject to the lesser of (a) a fixed cap of 16.00% ("Maximum Rate") and
     (b) the Net WAC, as more fully described herein. Additionally, the coupon for the initial interest accrual period shall be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR benchmarks). The margins on the Class A Notes and the Subordinate Notes will be equal to 2.0x and 1.5x of their related initial margins, respectively, after the Optional Termination date.
(4)  Notional Balance.
(5) The lesser of: (i) 4.00% and (ii) (x) the Net WAC for the Mortgage Loans minus the weighted average note rate of all the Principal Balance Notes, adjusted to an effective rate reflecting the accrual of interest based on a 360 day year consisting of twelve 30-day months, times (y) (a) the Mortgage Loan Balance (minus Net Draws) divided by (b) the Class A-IO Notional Balance.
(6)  Excludes the Class A-IO Notes Notional Balance.




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                             Final Term Sheet for
-----------------------------                             CWHEQ Revolving Home
SECURITIES CORPORATION                                      Equity Loan Trust,
A Countrywide Capital Markets Company                            Series 2006-A
------------------------------------------------------------------------------

Transaction Participants
------------------------
Underwriter:                   Countrywide Securities Corporation.

Originator:                    Countrywide Home Loans, Inc.

Sponsor and Master Servicer:   Countrywide Home Loans, Inc. ("Countrywide").

Depositor:                     CWHEQ, Inc. (a limited purpose finance subsidiary of Countrywide Financial
                               Corporation).

Custodian:                     Treasury Bank, a division of Countrywide Bank, N.A. (an affiliate of the Sponsor and
                               Master Servicer).

Pool Policy Provider:          United Guarantee Mortgage Indemnity Company.

Indenture Trustee:             JPMorgan Chase Bank, National Association.

Owner Trustee:                 Wilmington Trust Company.


Relevant Dates
--------------

Expected Closing Date:         February 27, 2006.

Expected Settlement Date:      February 27, 2006.

Cut-off Date:                  February 22, 2006.

Interest Period:               Except with respect to the first Payment Date, the interest accrual period with respect to the Notes for a given Payment Date will be the period beginning with the previous Payment Date and ending on the day prior to such Payment Date. For the first Payment Date, the Notes will accrue interest from the Closing Date through
                               April 16, 2006.

Payment Date:                  The fifteenth (15th) day of each month (or, if not a business day, the next succeeding business day), commencing April 17, 2006.

Collection Period:             With respect to any Payment Date, the calendar month preceding the Payment Date or, in the case of the first Collection Period, the period beginning on the Cut-off Date and ending on the last day of March 2006.

The Mortgage Loans
------------------

Description of
Mortgage Loans:                The Trust will consist of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements (the
                               "Mortgage Loans"). The Mortgage Loans will be secured by second deeds of trust or mortgages on primarily one-to-four family residential properties and will bear interest at rates that adjust based on the prime rate. The actual pool of Mortgage
                               Loans delivered to the Trust on the Closing Date is expected to have a Cut-off Date
                               Balance of at least $600 million (subject to a variance of +/- 5%). The information presented in this Final Term Sheet for the Mortgage Loans, particularly in the collateral tables, which follow, reflects a statistical pool of Mortgage Loans as of
                               January 9, 2006. The remaining terms to scheduled maturity of the statistical pool of Mortgage Loans, as presented herein, have been rolled one month to more accurately represent the Mortgage Loans as of the Cut-off Date. The characteristics of the statistical pool are expected to be representative



THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                             Final Term Sheet for
-----------------------------                             CWHEQ Revolving Home
SECURITIES CORPORATION                                      Equity Loan Trust,
A Countrywide Capital Markets Company                            Series 2006-A
------------------------------------------------------------------------------

                               of, but nonetheless may vary from, the initial pool of Mortgage Loans actually delivered to the Trust on the Closing Date.

Prefunding:                    If the Cut-off Date Balance of the Mortgage Loans transferred to the Trust on the
                               Closing Date is less than the initial principal balance of the Notes, the Depositor shall deposit funds equal to the difference in a pre-funding account ("additional loan account"), which funds are expected to be used during the period starting on the Closing Date and ending on the last day of March 2006 (the "Prefunding Period"), to acquire additional mortgage loans for the issuing entity. Any amounts remaining in the pre-funding account at the end of the Prefunding Period, other than interest accrued thereon, will be paid as principal on the Notes on the Payment Date in April
                               2006.

HELOC Amortization:            The Mortgage Loans are adjustable rate, home equity lines of credit ("HELOCs") which may be drawn upon generally for a period (the "Draw Period") of five (5) years
                               (which, in most cases, may be extendible for an additional five (5) years with
                               Countrywide's approval). HELOCs are generally subject to a fifteen (15) year repayment period following the end of the Draw Period during which the outstanding principal balance of the Mortgage Loan will be repaid in monthly installments equal to 1/180 of the outstanding principal balance as of the end of the Draw Period. A relatively small number of HELOCs are subject to a five (5), ten (10) or twenty (20)
                               year repayment period following the Draw Period during which the outstanding principal balance of the loan will be repaid in equal monthly installments.
                               Approximately 0.20% of the Mortgage Loans in the statistical pool require a balloon repayment at the end of the Draw Period. Approximately 18.58% of the Mortgage Loans
                               in the statistical pool will have underlying senior mortgages which are negative amortization loans.

HELOC Accretion:               If the sum of additional balances created from new draws on the Mortgage Loans exceeds the principal collections from the Mortgage Loans in a collection period, then the difference (the "Net Draws") will be advanced by the Master Servicer and thereafter be purchased by the issuing entity with funds advanced by the holder of the Class R-1 Certificates. Net Draws may be also created during the Rapid
                               Amortization Period during which the use of principal collections on the Mortgage
                               Loans to fund additional draws may be restricted. The holder of the Class R-1
                               Certificates will be entitled to the repayment of the amount of such Net Draws, together with its pro rata allocation of interest collections, from future collections on the Mortgage Loans, as described below. The Net Draws will not provide credit enhancement to the Notes.

Cut-off Date Balance:          The aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date.

The Notes
---------

Description
of the Notes:                  The Class A Notes and Class A-IO Notes (together, the "Senior Notes"), Class M-1,
                               Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Notes
                               (collectively the "Subordinate Notes", together with the Class A Notes, the
                               "Principal Balance Notes" and together with the Senior Notes, the "Notes") will be issued by CWHEQ Revolving Home Equity Loan Trust, Series 2006-A (the "issuing entity"). As of the Closing Date, the principal balance of the Principal Balance
                               Notes will be $800,000,000 (subject to a permitted variance of +/- 5%). Description of the Certificates: The Class C, Class R-1 and Class R-2 Certificates are not
                               offered herein (together the "Global Certificates").

Federal Tax Status:            It is anticipated that the Notes will represent ownership of REMIC regular interests for federal income tax purposes.



THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                             Final Term Sheet for
-----------------------------                             CWHEQ Revolving Home
SECURITIES CORPORATION                                      Equity Loan Trust,
A Countrywide Capital Markets Company                            Series 2006-A
------------------------------------------------------------------------------

Registration:                  The Notes will be available in book-entry form through DTC, Clearstream, Luxembourg and the Euroclear System.

Note Rate:                     Except as noted below, the Principal Balance Notes will accrue interest during each
                               Interest Period at a rate equal to the least of: (a) one-month LIBOR, plus the applicable margin, (b) the applicable Net WAC, adjusted to an effective rate reflecting the accrual of interest based on the actual number of days in the interest period and a year assumed to consist of 360 days, and (c) 16.00%. With respect to the initial Interest Period only, the rate calculated in clause (a) above will be based on an interpolated mid-point LIBOR (using the 1-month and 2-month
                               LIBOR as benchmarks).

                               The Class A-IO Notes will accrue interest during the Interest Periods related to the second, third, fourth, fifth and sixth Payment Dates at the Class A-IO Interest Rate
                               (as defined below) based on the "Class A-IO Notional Balance" which will be the lesser of (i) the Class A-IO Schedule Balance set forth below for a Payment Date and
                               (ii) the Mortgage Loan Balance at the beginning of the related Collection Period
                               (reduced by the amount of any outstanding Net Draws on such Payment Date).

                                           -------------------------------------------------
                                                                          Class A-IO
                                           Payment Date              Schedule Balance ($)
                                           -------------------------------------------------
                                           Second                       561,714,804.00
                                           -------------------------------------------------
                                           Third                        482,856,182.00
                                           -------------------------------------------------
                                           Fourth                       469,244,712.00
                                           -------------------------------------------------
                                           Fifth                        409,909,520.00
                                           -------------------------------------------------
                                           Sixth                        380,427,237.00
                                           -------------------------------------------------

                               The Class A-IO Notional Balance will accrue interest during each of the second through the sixth Interest Periods at a rate (the "Class A-IO Interest Rate") equal to the lesser of: (i) 4.00% and (ii) (x) the Net WAC for the Mortgage Loans minus the weighted average note rate of the Principal Balance Notes, adjusted to an effective rate reflecting the accrual of interest based on a 360 day year consisting of twelve 30-day months, times (y) (a) the Mortgage Loan Balance at the beginning of the related Collection Period (less Net Draws) divided by (b) the Class A-IO
                               Notional Balance. No interest will be payable on the Class A-IO Notes on the first and after the sixth Payment Dates.

Net WAC:                       The "Net WAC" of the Mortgage Loans means the weighted average of the loan rates of the Mortgage Loans, adjusted to an effective rate reflecting the accrual of interest based on a 360-day year consisting of twelve 30-day months, weighted on the basis of the daily average balance of each Mortgage Loan during the related billing cycle for the Collection Period relating to the Payment Date, net of the Expense Fee Rate.

Expense Fee Rate:              For any Payment Date, the "Expense Fee Rate" shall be an amount equal to the sum of
                               (i) the servicing fee rate, (ii) the trustee fee rate and (iii) with respect to only those loans covered by the UGI Policy as described below, the premium rate.

Basis Risk Carryforward:       On any Payment Date the "Basis Risk Carryforward" for each class of Principal
                               Balance Notes will equal, the sum of (x) the excess of (a) the amount of interest that would have accrued on such class of Notes during the related Interest Period without giving effect to the Net WAC of the pool or the Maximum Rate, over (b) the amount of interest that actually accrued on each class of Principal Balance Notes during such period, and (y) any Basis Risk Carryforward remaining unpaid from prior
                               Payment Dates together with accrued interest thereon at the Note Rate without giving effect to the Net WAC of the pool or the Maximum Rate. The Basis Risk Carryforward


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                             Final Term Sheet for
-----------------------------                             CWHEQ Revolving Home
SECURITIES CORPORATION                                      Equity Loan Trust,
A Countrywide Capital Markets Company                            Series 2006-A
------------------------------------------------------------------------------

                               will be paid to the Principal Balance Notes to the extent funds are available from the Mortgage Loans as set forth in "Distributions" below.

Distributions:                 Available funds from the Mortgage Loans will be distributed in the following order of priority:

                               1) Investor Interest Collections, sequentially, as follows: (i) to the Class A-IO and Class A Notes, pro rata based on their respective entitlements, current and unpaid interest and (ii) from any remaining Investor Interest Collections, current interest, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class
                               M-5, Class M-6 and Class B Notes in that order;
                               2) Investor Principal Collections, sequentially, to the Class A, Class M-1, Class
                               M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Notes, each as described more fully under "Principal Paydown" below;
                               3) After the sixth Payment Date, any Excess Cashflow to the Principal Balance Notes
                               to create, maintain or restore Overcollateralization as described under
                               "Overcollateralization Target" and "Principal Paydown," respectively;
                               4) Any remaining Excess Cashflow to pay any unpaid realized loss amounts to the
                               Class A Notes;
                               5) Any remaining Excess Cashflow to pay both (a) any unpaid interest, then (b) any unpaid realized loss amounts for each class of Subordinate Notes, in the following order, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and
                               Class B Notes;
                               6) Any remaining Excess Cashflow to pay Basis Risk Carryforward for each class of
                               Principal Balance Notes, payable on a pro rata basis, based on the note principal balances thereof; and
                               7) To the issuing entity to apply to the Certificates, any remaining amount pursuant to the trust agreement.

Managed Amortization
Period:                        During the Managed Amortization Period (as described below), the amount of principal collections on the Mortgage Loan for the related Payment Date will be first applied to fund additional draws on the Mortgage Loans for the related Collection Period, then to repay to the Class R-1 Certificates the Net Draws, and any remaining amount will be paid as follows: (i) first, to the Principal Balance Notes (as described in
                               "Principal Paydown" below) to create or maintain the Overcollateralization Target
                               (see "Investor Principal Collections" below) and (ii) second, any remaining amount to the issuing entity to be paid to the Certificates under the trust agreement.

                               The "Managed Amortization Period" shall mean the period beginning on the Closing
                               Date and, ending on the earlier of (i) the date on which a Rapid Amortization Event
                               (i.e., certain events of default or other material non-compliance by the Sponsor under the terms of the related transaction documents) shall have earlier occurred and (ii) the Payment Date in March 2011.

                               After the Managed Amortization Period, no principal collections will be applied to the purchase of such additional draws and will be applied instead to pay, on a pro rata basis (i) Net Draws on the Class R-1 Certificates and (ii) to pay down the
                               Principal Balance Notes to the extent required to maintain the Overcollateralization
                               Amount at the Overcollateralization Target (see "Investor Principal Collections"
                               below) and any remaining amount to the issuing entity to apply to the Certificates pursuant to the trust agreement. After a Rapid Amortization Event has occurred, 100%
                               of principal collections will be applied to the payment of principal on the Principal
                               Balance Notes.

Investor Principal
Collection:                    The Investor Principal Collection for a Payment Date is equal to the lesser of (i)
                               the amount required to maintain the Overcollateralization Amount at the
                               Overcollateralization Target and (ii) during the Managed Amortization Period, principal collections minus additional draws for the related Collection Period minus the amount of Net Draws and (iii) during the Rapid Amortization


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                             Final Term Sheet for
-----------------------------                             CWHEQ Revolving Home
SECURITIES CORPORATION                                      Equity Loan Trust,
A Countrywide Capital Markets Company                            Series 2006-A
------------------------------------------------------------------------------

                               Period, the principal collections for the related Collection Period minus the amount allocated to Net Draws on a pro rata basis as described above. After the occurrence of a Rapid Amortization Event the Investor Principal Collection will equal 100% of the principal collections.

Principal Paydown:             Prior to the Stepdown Date or if a Trigger Event is in effect on any Payment Date,
                               100% of the Investor Principal Collections will be paid to the Class A Notes, provided, however, that if the Class A Notes have been repaid in full, such amounts will be applied sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
                               Class M-5, Class M-6 and Class B Notes.

                               On any Payment Date on or after the Stepdown Date, and if a Trigger Event is not in effect on such Payment Date, all the Principal Balance Notes will be entitled to receive payments of principal from Investor Principal Collections in the following order of priority: (i) first, to the Class A Notes, such that the Class A Notes will have 26.30% subordination, (ii) second, to the Class M-1 Notes such that the Class
                               M-1 Notes will have 20.80% subordination, (iii) third, to the Class M-2 Notes such that the Class M-2 Notes will have 15.50% subordination, (iv) fourth, to the Class
                               M-3 Notes such that the Class M-3 Notes will have 12.20% subordination, (v) fifth, to the Class M-4 Notes such that the Class M-4 Notes will have 9.10% subordination,
                               (vi) sixth, to the Class M-5 Notes such that the Class M-5 Notes will have 6.20%
                               subordination, (vii) seventh, to the Class M-6 Notes such that the Class M-6 Notes will have 3.60% subordination and (viii) eighth, to the Class B Notes such that the
                               Class B Notes will have 1.50% subordination; provided, however, that the subordination will be subject to the O/C Floor (as defined below).

Investor Interest Collections: For each payment date is the sum of (i) the product of (a) the interest collections on the mortgage loans during the related Collection Period, and (b) the Investor
                               Floating Allocation Percentage for the Payment Date, and (ii) certain deposits on the first and second payment dates by the Master Servicer pursuant to the sale and servicing agreement.

                               The "Investor Floating Allocation Percentage," for any Payment Date shall be the lesser of 100% and a fraction whose numerator is the Note Principal Balance of the
                               Principal Balance Notes immediately before that Payment Date and whose denominator is the Mortgage Loan Balance for the previous Payment Date plus the amount of funds in the additional loan account.

                               The interest collection other than the Investor Interest Collection will be paid to the holders of the Certificates.

Optional Termination:          The Principal Balance Notes may be redeemed in full as a result of the Master
                               Servicer purchasing all of the Mortgage Loans then included in the trust fund on any
                               Payment Date on or after which the principal balance of the Principal Balance Notes is less than or equal to 10% of the initial principal balance of the Principal
                               Balance Notes.

Credit Enhancement:            The transaction will include the following mechanisms, each of which is intended to provide credit support for the Notes:

                               1.   Mortgage Insurance. A private insurance policy insuring the issuing entity against losses of up to approximately $40,596,000 (i.e., 8.50% coverage on approximately 59.7% of the sum of the Cut-off Date Balance of the Mortgage Loans
                                    plus any amount deposited in the additional loan account on the closing date, subject to certain carve-outs, will be issued by Pool Policy Provider for the benefit of the issuing entity (the "UGI Policy"). The UGI Policy will be available to make payments to the extent of any losses on the covered Mortgage Loans net of coverage exclusions ("Excluded Amounts"), up to the amount remaining under the UGI
                                    Policy. The amount of coverage under the UGI Policy will be decreased (and will not be replenished) on each Payment Date to the extent of any payments made under the
                                    UGI Policy.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                             Final Term Sheet for
-----------------------------                             CWHEQ Revolving Home
SECURITIES CORPORATION                                      Equity Loan Trust,
A Countrywide Capital Markets Company                            Series 2006-A
------------------------------------------------------------------------------

                               2.   Countrywide Contractual Obligation. A contractual obligation in the amount of approximately $8,000,000 (i.e., 1.00% of the initial principal balance of the
                                    Mortgage Loans plus any amounts deposited in the additional loan account on the
                                    Closing Date) will be made by Countrywide (the "Countrywide Contractual Obligation")
                                    for the benefit of the Notes. The Countrywide Contractual Obligation will be available to make payments in respect of Excluded Amounts, up to the amount remaining under the Countrywide Contractual Obligation. The amount of the
                                    Countrywide Contractual Obligation will be decreased (and will not be replenished)
                                    on each Payment Date to the extent of any payments made under the Countrywide
                                    Contractual Obligation.

                               3.   Subordination. The Subordinate Notes will be subordinated to, and provide credit support for, the Class A Notes. Among the Subordinate Notes, they will rank in priority from highest to lowest in the following order: Class M-1, Class M-2, Class
                                    M-3, Class M-4, Class M-5, Class M-6 and Class B Notes, with each subsequent class providing credit support for the prior class or classes, if any.

                               4.   Excess Interest. The Investor Interest Collections minus the sum of (a) the interest paid to the Notes, (b) the servicing fee retained by the Master Servicer,
                                    (c) the trustee fee paid to the Indenture Trustee and (d) the premium paid to the
                                    Pool Policy Provider.

                               5.   Overcollateralization. As of the Closing Date, the principal balance of the
                                    Mortgage Loans will equal the principal balance of the Principal Balance Notes. The
                                    Mortgage Loans are expected to generate more interest than is needed to pay interest on the Notes because the Net WAC of the Mortgage Loans is expected to be higher than the weighted average note rate on the Notes. After the sixth Payment Date, the
                                    Excess Cashflow available will be used to reduce the note principal balance of the
                                    Principal Balance Notes until the Overcollateralization Target is reached. Any realized losses on the Mortgage Loans will be covered first by Excess Cashflow and then by Overcollateralization. In the event that the Overcollateralization is so reduced, Excess Cashflow will be directed to pay principal on the Principal Balance
                                    Notes resulting in the limited acceleration of the Principal Balance Notes relative to the amortization of the Mortgage Loans, until the Overcollateralization is restored to the Overcollateralization Target. Upon this event, the acceleration feature will cease, unless the amount of Overcollateralization is reduced below the
                                    Overcollateralization Target by realized losses.

Overcollateralization Target:  The Overcollateralization Target will equal, prior to the Stepdown Date or if a
                               Trigger Event (as described below) is in effect, 0.75% of the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and the amount deposited in the additional loan account on the Closing Date (the
                               "Overcollateralization Target"). The initial amount of Overcollateralization will be approximately 0.00%. On or after the Stepdown Date, the Overcollateralization Target will be equal to 1.50% of the note principal balance of the Principal Balance Notes for the related Payment Date, subject to a floor (the "O/C Floor") of 0.50% of the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and the amount deposited in the additional loan account on the Closing Date. "Excess
                               Cashflow" for any Payment Date will be equal to the funds remaining after distributions of Investor Interest Collections and Investor Principal Collections as
                               described under Clauses 1) and 2) of "Distributions."

Trigger Event:                 A "Trigger Event" will be in effect on a Payment Date on or after the Stepdown Date if either (or both) a Delinquency Trigger or a Cumulative Loss Trigger is in effect on such Payment Date.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                             Final Term Sheet for
-----------------------------                             CWHEQ Revolving Home
SECURITIES CORPORATION                                      Equity Loan Trust,
A Countrywide Capital Markets Company                            Series 2006-A
------------------------------------------------------------------------------

Stepdown Delinquency
Trigger:                       With respect to the Notes, a "Stepdown Delinquency Trigger Event" will be in effect if:

                               (x) the Rolling Sixty-Day Delinquency Rate for the outstanding mortgage loans equals or exceeds 22.90% of the Senior Enhancement Percentage for such payment date;

                               (y) the Rolling One Hundred and Eighty-Day Delinquency Rate for the outstanding mortgage loans equals or exceeds 5.00% ; or

                               (z) the Rolling Three Hundred and Sixty-Day Delinquency Rate for the outstanding mortgage loans equals or exceeds 2.00%.

Rapid Amortization
 Delinquency Trigger:          With respect to the Notes, a "Rapid Amortization Delinquency Trigger Event" will be in effect if:

                               (x) the Rolling One Hundred and Eighty-Day Delinquency Rate for the outstanding mortgage loans equals or exceeds 5.00%; or

                               (y) the Rolling Three Hundred and Sixty-Day Delinquency Rate for the outstanding mortgage loans equals or exceeds 2.00%.

Stepdown Cumulative
Loss Trigger:                  For any payment date on or after the Stepdown Date a "Stepdown Cumulative Loss
                               Trigger Event" is in effect if (x) the aggregate amount of Liquidation Loss Amounts on the mortgage loans from the cut-off date for each mortgage loan to (and including) the last day of the related Collection Period exceeds (y) that payment date's applicable percentage of the sum of the aggregate initial Loan Pool Balance as of the cut-off date and the amount deposited in the Additional Loan Account on the closing date, as set forth below:

                                Period (month)            Percentage
                                --------------            ----------
                                37 - 48                   3.00% with respect to April 2009, plus an additional
                                                          1/12th of 1.00% for each month thereafter
                                49 - 60                   4.00% with respect to April 2010, plus an additional
                                                          1/12th of 0.75% for each month thereafter
                                61 - 72                   4.75% with respect to April 2011, plus an additional
                                                          1/12th of 0.50% for each month thereafter
                                73 - 85                   5.25% with respect to April 2012, plus an additional
                                                          1/12th of 3.25% for each month thereafter
                                85+                       8.50%

Rapid Amortization
Cumulative Loss Trigger:       For any payment date on or after the payment date in April 2009 a "Rapid
                               Amortization Cumulative Loss Trigger Event" is in effect if (x) the aggregate amount of Liquidation Loss Amounts on the mortgage loans from the cut-off date for each mortgage loan to (and including) the last day of the related Collection Period exceeds (y) that payment date's applicable percentage of the sum of the aggregate initial Loan Pool Balance as of the cut-off date and the amount deposited in the
                               Additional Loan Account on the closing date, as set forth below:

                                Period (month)            Percentage
                                --------------            ----------
                                37 - 48                   3.85% with respect to April 2009, plus an additional
                                                          1/12th of 1.70% for each month thereafter
                                49 - 60                   5.55% with respect to April 2010, plus an additional
                                                          1/12th of 1.25% for each month thereafter


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                             Final Term Sheet for
-----------------------------                             CWHEQ Revolving Home
SECURITIES CORPORATION                                      Equity Loan Trust,
A Countrywide Capital Markets Company                            Series 2006-A
------------------------------------------------------------------------------

                                61 - 72                   6.80% with respect to April 2011, plus an additional
                                                          1/12th of 0.85% for each month thereafter
                                73 - 85                   7.65% with respect to April 2012, plus an additional
                                                          1/12th of 0.85% for each month thereafter
                                85+                       8.50%

Stepdown Date:                 The earlier to occur of:
                                   (i)   The Payment Date on which the note principal balance of Class A Notes is reduced to zero; and
                                   (ii)  The later to occur of:
                                         a.  The Payment Date in April 2009; and
                                         b.  The first Payment Date on which the note principal balance of the
                                             Class A Notes is less than or equal to 73.70% of the aggregate principal balance of the Mortgage Loans as of the last day of the collection period related to the Payment Date (minus Net Draws).

Allocation of Losses:          The investor portion of any realized losses on the Mortgage Loans (after collections on the UGI Policy and Countrywide Contractual Obligation) not covered by Excess
                               Cashflow or Overcollateralization will be allocated to each class of Subordinate
                               Notes, in the following order: to the Class B, Class M-6, Class M-5, Class M-4,
                               Class M-3, Class M-2 and Class M-1 Notes, in each case until the respective note principal balance of such class has been reduced to zero. In addition, if the aggregate note principal balance of the Subordinate Notes is reduced to zero as a result of the allocation of realized losses, the investor portion of any additional realized losses on the Mortgage Loans will be allocable to the Class A Notes until the note principal balance thereof is reduced to zero. Realized losses not allocated to the investor interest and the overcollateralization will be allocated to the Net
                               Draws on a pro rata basis.

ERISA Eligibility:             Subject to the considerations in the prospectus supplement, the Principal Balance
                               Notes are expected to be eligible for purchase by certain benefit plans subject to
                               ERISA or Section 4975 of the Code. The Class A-IO Notes will not be ERISA eligible.
                               Prospective plan investors must review the related prospectus and prospectus supplement and consult with their professional advisors for a more detailed description of these matters prior to investing in the Notes.

SMMEA Treatment:               The Notes will not constitute "mortgage related securities" for purposes of SMMEA.

                                 [Collateral Tables and Decrement Tables to follow]


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                             Final Term Sheet for
-----------------------------                             CWHEQ Revolving Home
SECURITIES CORPORATION                                      Equity Loan Trust,
A Countrywide Capital Markets Company                            Series 2006-A
------------------------------------------------------------------------------

                                                         Decrement Tables
                                                         ----------------


                                                 Class A                                              Class M-1
                            --------------------------------------------------    ------------------------------------------------
                                                   CPR                                                    CPR
Distribution Date            22%    25%     35%    40%     45%   50%     52%        22%     25%    35%    40%   45%    50%    52%
-----------------           ------  ------ ------ ------  ------ ------ ------    ------  ------ ------ ------ ----- ------ ------
Initial Percentage........    100     100    100     100    100    100     100       100    100     100   100    100    100    100
March 15, 2007............     84      80     68      61     55     49      46       100    100     100   100    100    100    100
March 15, 2008............     71      65     45      36     28     21      18       100    100     100   100    100    100    100
March 15, 2009............     60      51     28      19     11      5       3       100    100     100   100    100    100    100
March 15, 2010............     50      41     23      17     11      0       0       100     97      55    40     46      0      0
March 15, 2011............     41      34     17      11      0      0       0        98     81      40    27      0      0      0
March 15, 2012............     32      26     11       0      0      0       0        77     61      26     0      0      0      0
March 15, 2013............     25      19      0       0      0      0       0        60     46       0     0      0      0      0
March 15, 2014............     20      14      0       0      0      0       0        47     34       0     0      0      0      0
March 15, 2015............     15      11      0       0      0      0       0        36     26       0     0      0      0      0
March 15, 2016............     12       0      0       0      0      0       0        28      0       0     0      0      0      0
March 15, 2017............      0       0      0       0      0      0       0         0      0       0     0      0      0      0

Weighted Average Life to
Optional Termination (in
years)....................   4.71    4.00   2.49    2.01   1.62   1.31    1.21      8.12   7.07    4.73  4.29   4.18   3.97   3.72
Weighted Average Life to
Maturity (in years).......   4.95    4.22   2.67    2.17   1.76   1.42    1.29      8.63   7.53    5.12  4.62   4.48   4.74   5.07



                                                 Class M-2                                            Class M-3
                            --------------------------------------------------    ------------------------------------------------
                                                    CPR                                                  CPR
Distribution Date            22%     25%    35%     40%    45%     50%    52%       22%    25%     35%   40%    45%     50%    52%
-----------------           ------  ------ ------ ------  ------ ------ ------    ------  ------ ------ ------ ----- ------ ------
Initial Percentage........    100     100    100     100    100    100    100        100    100    100    100    100    100    100
March 15, 2007............    100     100    100     100    100    100    100        100    100    100    100    100    100    100
March 15, 2008............    100     100    100     100    100    100    100        100    100    100    100    100    100    100
March 15, 2009............    100     100    100     100    100    100    100        100    100    100    100    100    100    100
March 15, 2010............    100      97     55      40     28      0      0        100     97     55     40     28      0      0
March 15, 2011............     98      81     40      27      0      0      0         98     81     40     27      0      0      0
March 15, 2012............     77      61     26       0      0      0      0         77     61     26      0      0      0      0
March 15, 2013............     60      46      0       0      0      0      0         60     46      0      0      0      0      0
March 15, 2014............     47      34      0       0      0      0      0         47     34      0      0      0      0      0
March 15, 2015............     36      26      0       0      0      0      0         36     26      0      0      0      0      0
March 15, 2016............     28       0      0       0      0      0      0         28      0      0      0      0      0      0
March 15, 2017............      0       0      0       0      0      0      0          0      0      0      0      0      0      0

Weighted Average Life to
Optional Termination (in
years)....................   8.12    7.07    4.7    4.21   3.98   3.94   3.72       8.12   7.07   4.68   4.15   3.86   3.77   3.72
Weighted Average Life to
Maturity (in years).......   8.59    7.49   5.07    4.51   4.25   4.26   4.36       8.54   7.45   5.01   4.42    4.1   3.99   4.01


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                             Final Term Sheet for
-----------------------------                             CWHEQ Revolving Home
SECURITIES CORPORATION                                      Equity Loan Trust,
A Countrywide Capital Markets Company                            Series 2006-A
------------------------------------------------------------------------------

                                                         Decrement Tables
                                                         ----------------


                                                Class M-4                                              Class M-5
                            --------------------------------------------------    ------------------------------------------------
                                                   CPR                                                    CPR
Distribution Date            22%    25%     35%    40%     45%   50%     52%        22%     25%    35%    40%   45%    50%    52%
-----------------           ------  ------ ------ ------  ------ ------ ------    ------  ------ ------ ------ ----- ------ ------
Initial Percentage........    100     100    100     100    100    100     100       100    100     100   100    100    100    100
March 15, 2007............    100     100    100     100    100    100     100       100    100     100   100    100    100    100
March 15, 2008............    100     100    100     100    100    100     100       100    100     100   100    100    100    100
March 15, 2009............    100     100    100     100    100    100     100       100    100     100   100    100    100    100
March 15, 2010............    100      97     55      40     28      0       0       100     97      55    40     28      0      0
March 15, 2011............     98      81     40      27      0      0       0        98     81      40    27      0      0      0
March 15, 2012............     77      61     26       0      0      0       0        77     61      26     0      0      0      0
March 15, 2013............     60      46      0       0      0      0       0        60     46       0     0      0      0      0
March 15, 2014............     47      34      0       0      0      0       0        47     34       0     0      0      0      0
March 15, 2015............     36      26      0       0      0      0       0        36     26       0     0      0      0      0
March 15, 2016............     28       0      0       0      0      0       0        28      0       0     0      0      0      0
March 15, 2017............      0       0      0       0      0      0       0         0      0       0     0      0      0      0

Weighted Average Life to
Optional Termination (in
years)....................   8.12    7.07   4.68    4.11   3.79   3.63    3.62      8.12   7.07    4.66  4.08   3.73   3.53   3.49
Weighted Average Life to
Maturity (in years).......   8.48    7.39   4.95    4.34   3.99   3.82    3.80      8.36   7.28    4.85  4.24   3.87   3.66   3.61



                                                Class M-6                                               Class B
                                                   CPR                                                    CPR
Distribution Date            22%    25%     35%    40%     45%   50%     52%        22%     25%    35%    40%   45%    50%    52%
-----------------           ------  ------ ------ ------  ------ ------ ------    ------  ------ ------ ------ ----- ------ ------
Initial Percentage........    100     100    100     100    100    100     100       100    100     100   100    100    100    100
March 15, 2007............    100     100    100     100    100    100     100       100    100     100   100    100    100    100
March 15, 2008............    100     100    100     100    100    100     100       100    100     100   100    100    100    100
March 15, 2009............    100     100    100     100    100    100     100       100    100     100   100    100    100    100
March 15, 2010............    100      97     55      40     28      0       0       100     97      47    21      1      0      0
March 15, 2011............     98      81     40      25      0      0       0        98     81      21     0      0      0      0
March 15, 2012............     77      61     23       0      0      0       0        77     57       0     0      0      0      0
March 15, 2013............     60      46      0       0      0      0       0        55     31       0     0      0      0      0
March 15, 2014............     47      34      0       0      0      0       0        32     11       0     0      0      0      0
March 15, 2015............     36      23      0       0      0      0       0        15      0       0     0      0      0      0
March 15, 2016............     28       0      0       0      0      0       0         *      0       0     0      0      0      0
March 15, 2017............      0       0      0       0      0      0       0         0      0       0     0      0      0      0

Weighted Average Life to
Optional Termination (in
years)....................   8.08    7.02   4.62    4.04   3.65   3.42    3.37      7.37   6.34    4.14  3.57   3.28   3.18   3.17
Weighted Average Life to
Maturity (in years).......   8.13    7.06   4.66    4.07   3.68   3.45    3.39      7.37   6.34    4.14  3.57   3.28   3.18   3.17

* less than 0.5% but greater than zero.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                             Final Term Sheet for
-----------------------------                             CWHEQ Revolving Home
SECURITIES CORPORATION                                      Equity Loan Trust,
A Countrywide Capital Markets Company                            Series 2006-A
------------------------------------------------------------------------------



                               Decrement Tables
                               ----------------


                                                Class A-IO
                             -------------------------------------------------
                                                   CPR
Distribution Date            22%    25%     35%    40%     45%    50%     52%
-----------------           ------ ------ ------  ------ ------  ------ ------
Initial Percentage........    100     100    100     100    100     100    100
March 15, 2007............      0       0      0       0      0       0      0

Weighted Average Life to
Optional Termination (in
years)....................   0.48    0.48   0.48    0.48   0.48    0.48   0.48
Weighted Average Life to
Maturity (in years).......   0.48    0.48   0.48    0.48   0.48    0.48   0.48



THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).